                                                                   EXHIBIT 10.53

--------------------------------------------------------------------------------

                                CENTER 7/INC.

C7                              MASTER SERVICES DEVELOPMENT AGREEMENT


                                Confidential and Proprietary to Center 7 and MTI Unpublished Work - Copyright Center 7 and MTI All Rights Reserved

--------------------------------------------------------------------------------


Date:                 June 1, 2001 ("Effective Date")
Agreement No:         MTI 02
Account Executive:    Kelly Phillipps, Chris Skillings

This Master Services Development Agreement (hereinafter "Agreement") is by and between the following Parties:

Center 7, Inc. (hereinafter "Center 7")
333 South 520 West
Lindon, Utah 04042

Telephone:     (801) 805-3000
Fax:           (801) 805-3030

And

MTI Technology Corporation, a Delaware corporation (hereinafter "MTI") 4905 E. La Palma Avenue
Anaheim, CA 92807

Telephone:     (714) 970-0300, (800) 999-9MTI
Fax:           (714) 693-2202

For good, valuable and sufficient consideration, Center 7 and MTI hereby agree to be bound by the terms and conditions of this Agreement.

                                   AGREEMENT

Center 7 is engaged in the business of providing enterprise management services to others. Typically, these enterprise management services involve the management of a customers' assets (e.g., applications, databases, servers, routers, IT devices, non-IT devices and/or other networkable assets of a customer) located at a customer's site. In the course of installing these enterprise management services, Center 7 has developed expertise in interfacing with the aforementioned assets and in integrating such assets to enterprise management tools. MTI is currently developing a new generation of management services to be used to control and manage its existing Vivant product line and future products to be developed and marketed by MTI. Center 7's expertise in device interfaces and enterprise management solutions is complementary to MTI's expertise in storage area network (SAN) design, implementation, and deployment. These complementary skills will be used to jointly develop the next generation of MTI Management Services.

                              TERMS AND CONDITIONS

SECTION 1 - SERVICES

        1.1 SUMMARY OF DEVELOPMENT SERVICES. Center 7 will provide development services for MTI as described below, in Section 2 of this Agreement, and in all associated Statement(s) of Work (hereinafter each such Statement of Work is referred to as a "SOW"as set forth more fully in Section 1.3).

        Center 7 agrees during the term of this Agreement to use best efforts to develop the Deliverable(s) (as described in Section 2.2 and the SOW) in material compliance with the Specifications (as described in Section 2.5 and in the SOW) and in accordance with the schedule set forth in the applicable SOW solely for the benefit of MTI. Center 7 shall perform all "Services" (as that term is defined in Section 1.4 and in the applicable SOW) in compliance with all applicable laws, in a timely and competent manner consistent with industry standards, by the completion dates set forth in the applicable SOW. Center 7 will not include or incorporate within any "Deliverables" (as that term is defined in Section 2.2 and in the applicable SOW) any third party works not identified in the SOW without MTI's prior written consent.

        1.2 OTHER SERVICES. Center 7 may provide other services to MTI, if and as such other services are described in the SOW(s) (see Section 1.3). Such other services shall also be governed by this Agreement and shall be included in the term "Services."

        1.3 STATEMENTS OF WORK. From time to time, the Parties may enter into one or more SOW(s). To be binding on the Parties, the SOW must be in writing and signed by both parties. Generally, each SOW will follow the form attached to this Agreement as Exhibit 1 and will include the following Appendices:

               Appendix A:   Statement of Services
               Appendix B:   Resources
               Appendix C:   Payment Schedule
               Appendix D:   Contacts and Notices
               Appendix E:   Other Terms and Conditions

If an Appendix is not applicable, it should be included in the SOW, and labeled as not applicable. Any other terms and conditions mutually acceptable to the parties may be included by the parties in Appendix E or elsewhere in the SOW. The parties may agree to include other appendices or provisions in the SOW. Each SOW will be governed by the terms and conditions of this Agreement. Each SOW together with the terms and conditions of this Agreement shall be deemed to be the entire agreement. In the event of a conflict between the provisions of a SOW and the provisions of this Agreement, the provisions of the SOW shall prevail.

        1.4 SERVICES AND RESOURCES. "Services" shall mean the services to be performed by Center 7 as described in the "Statement of Services" Appendix A of the SOW(s) or elsewhere in the SOW. Center 7 shall perform the Services for MTI and will use the Resources (see Section 1.5), as applicable, in performing the Services.

        1.5 RESOURCES. "Resources" shall mean the hardware, software, policies, and other resources, if any, identified in the "Resources" Appendix which is attached as Appendix B to the SOW(s). Unless expressly stated otherwise in Appendix B, all Resources are owned by MTI, not Center 7. In the case of Resources in the form of software licenses, ownership by MTI means that MTI holds and controls the license granted by the software licensor. If Appendix B indicates that certain Resources are to be provided by Center 7, then Center 7 shall provide or obtain such Resources for purposes of the Services. Center 7 shall be responsible for maintenance of all Resources owned by Center 7. Unless otherwise stated in Appendix B, MTI shall be responsible for maintenance of all Resources owned by MTI. Center 7's Resources are not dedicated exclusively to the Services for MTI unless expressly indicated in Appendix B. It is understood that the level of Services is based on the assumptions and estimates stated in the Appendices. If actual loads, traffic, demands or other circumstances are not within such assumptions and estimates, then additional or changed Resources may be required and an amendment or change order pursuant to Section 1.7 below will be entered into by the Parties.

        1.6 RESPONSIBILITIES. If and to the extent that any Appendix or any other provision of the SOW(s) attributes or assigns any responsibility, task, deliverable or obligation to MTI or a third party, then MTI or the third party shall be responsible for such responsibility, task, deliverable or obligation, not Center 7. If and to the extent that any Appendix or any other or provision of the SOW(s) attributes or assigns any responsibility, task, deliverable or obligation to Center 7, then Center 7 shall be responsible for such responsibility, task, deliverable or obligation. Center 7's obligations are subject to the performance and delivery by MTI or the third party if such MTI or third party responsibility, task, deliverable or obligation is necessary for Center 7's performance.

        1.7 AMENDMENTS AND CHANGE ORDERS. If the Parties desire to amend the SOW(s), they may do so, but only by a written amendment signed by both Parties. An amendment may include additions, deletions, or changes to Services, Resources, Specifications, payments and/or other provisions. If either party desires that the terms of the SOW or this Agreement be modified, the terms of the change will be negotiated. Once the change is acceptable to all parties, Center 7 will prepare an amendment to the SOW. The amendment will set forth any changes to responsibilities, schedule, fees, charges and expenses resulting from the change order. The amendments will not be binding on either party until memorialized in writing and signed by both parties.

        1.8 COOPERATION. Each Party shall make promptly available to the other such information, assistance and cooperation within its control as such other Party may reasonably request in performing its obligations under this Agreement.

        1.9 BACK-UP RESPONSIBILITY. To the extent, if any, that either party provides any data or computer programs to another party, it is the provider's responsibility to maintain adequate back-ups of such data and computer programs in order to ensure continued security and retention.

        1.10 CONTACT PERSONS AND NOTICES. See Appendix D of each SOW.

        1.11 TIME SCHEDULES. If and to the extent that any SOW or any part of this Agreement includes any time schedule or times for performance or completion or Services or other work, or for delivery or completion of any Deliverables, such time schedule and times are guaranteed unless the SOW expressly states that such times are estimates. Typically, a SOW will include both estimated and guaranteed times. All time schedules and times are subject to the timely performance by MTI and third parties of their responsibilities and obligations, only to the extent the responsibility or obligation of MTI or a third party impacts the schedule of Center 7's performance of Services. Any change in Specifications or Services or any force majeure (see Section 7.3) may also require a revision to any time schedule or times in the SOW.

        1.12 NO BREACH. Center 7 agrees during the term of any SOW not to accept work or enter into any agreement or accept any obligation that would cause a breach of Center 7's obligations under this Agreement. Center 7 represents and warrants that, to the best of its knowledge when signing this Agreement, there is no other existing agreement or duty on Center 7's part that will cause Center 7 to breach this Agreement, except to the extent any such agreement or duty is identified in writing by Center 7 prior to the execution of this Agreement.

SECTION 2 - DEVELOPMENT SERVICES

        2.1 APPLICABILITY. This Section is applicable if the SOW includes Services performed by Center 7 for MTI through which Center 7 will develop certain software for MTI (hereinafter, "Development Services"). If Development Services are included, then Center 7 shall perform such Development Services in accordance with this Section and the applicable SOW.

        2.2 DELIVERABLES. "Deliverables" shall mean the computer programs and any other works of authorship or materials developed or created by Center 7 for MTI in the performance of the Development Services. Deliverables are identified in the applicable SOW.

        2.3 OWNERSHIP OF DELIVERABLES. Ownership of the Deliverables and the copyrights and intellectual property in the Deliverables and other rights with respect to the Deliverables shall be as follows and subject to the following:

        (a) NEW CODE. "New Code" shall mean the new computer code created by Center 7 through the Services under the applicable SOW in the development of a Deliverable. The New Code and the copyrights in and to the New Code shall be owned by MTI. Center 7 agrees to assign to MTI the copyrights of Center 7 in and to the New Code (but not the Center 7 Code). Center 7 shall not transfer or disclose or otherwise make available the New Code to any third party. Center 7 may use and make copies of the New Code as needed to facilitate its obligations or rights under this

            Agreement and any SOWs. However, no patent rights, trade secrets or know-how are assigned by Center 7 to MTI - See Subsection (d) below.

        (b) CENTER 7 CODE. "Center 7 Code" shall mean the computer code in a Deliverable excluding the New Code created through the Services under the applicable SOW in such Deliverable. For example, Center 7 Code in a Deliverable will include any subroutines, objects or other code created or acquired by Center 7 prior to or outside the scope of the Services under the SOW applicable to that Deliverable. The Center 7 Code and the copyrights in and to the Center 7 Code shall be owned by Center 7 and/or Center 7's licensor. The Center 7 Code may be used by Center 7 for any purpose independent of the New Code.

        (c) DERIVATIVE WORKS. If and to the extent that through the Services of a SOW, any Center 7 Code is modified or enhanced by Center 7 or Center 7 creates a derivative work based on such Center 7 Code, then the copyrights in and to such modifications, enhancements and derivative work will be owned by MTI, but Center 7 shall retain ownership of the copyrights in and to Center 7 Code.

        (d) TECHNOLOGY AND KNOW-HOW. Center 7 possess technology and know-how in the areas relevant to Deliverables or this Agreement and SOW(s), and may yet develop or create additional technology and know-how during or outside of any Services or project under the SOW(s). The Deliverables will be created with the use of some of this technology and know-how and such technology and know-how may be embodied in the Deliverables. It is understood by MTI that such technology and know-how are proprietary to Center 7 and/or its licensors and that ownership of such technology and know-how and the intellectual property (e.g., patent rights and trade secrets) in and to such technology and know-how are not assigned or transferred to MTI. Nothing in this Agreement imposes any restriction on Center 7 with respect to such technology and know-how other than the restrictions imposed by virtue of MTI's ownership of the copyrights in the New Code. To the extent needed by MTI to exercise its rights under this Agreement, such technology and know-how are irrevocably licensed to MTI for such purpose.

        (e) MTI's RIGHTS. Notwithstanding anything herein to the contrary, there is no restriction under this Agreement or any intellectual property or right of Center 7, that prevents or will be exercised by Center 7 to prevent MTI from using, reproducing, disclosing, transferring, modifying, commercializing, or publishing the Deliverables or from creating derivative works based on the Deliverables. To the extent that the Deliverables include Center 7 Code and/or Center 7's technology, know-how and intellectual property, MTI is licensed to exercise any of these rights with respect to the Deliverables. Notwithstanding anything in this Agreement to the contrary, it is understood and agreed that because MTI is the owner of the New Code and the copyrights in and to the New Code as described above and any contributions by MTI to the Deliverables, MTI does not require a license from Center 7 for the New Code or such New Code copyrights or for such contributions, but such license is only needed with respect to the Center 7 Code and the technology, know-how and intellectual property under Subsection (d) above. This Agreement shall be interpreted accordingly. There is no restriction on MTI under this Agreement with respect to the New Code and MTI's contributions to the Deliverables.

        (f) THIRD PARTY SOFTWARE. If a Deliverable includes any third party software or content, it shall be identified in the SOW. Notwithstanding anything herein to the contrary, rights and restrictions with respect to the third party software or content shall be governed by the applicable third party license agreement or other agreement applicable to the third party software or content. Notwithstanding anything in this Agreement to the contrary, MTI is not entitled to any source code for any third party software.



        2.4 SOURCE CODE. Source code of all computer software included in the Deliverables will be delivered to MTI and will be governed by Section 2.3 above, unless specifically and expressly excluded in the applicable SOW. Source code includes all lines of any software program developed as a component of any Deliverable under this Agreement. Source Code also includes, among other items, any test stubs, test scripts, or other development support software, firmware, test code, or scripts developed in support of the Deliverables to be provided under this Agreement.

        2.5 SPECIFICATIONS AND ACCEPTANCE TESTING.

        (a) SPECIFICATIONS. The SOW will include the Specifications for the Deliverables. The Specifications may be amended by the Parties only by their mutual written agreement. Center 7 shall develop and create the Deliverables in material compliance with such Specifications and in accordance with subsection
(b) below.

        (b) ACCEPTANCE TESTING. It is agreed that if many immaterial noncompliances in the aggregate create a material noncompliance with the Specifications, then such aggregated immaterial noncompliances shall constitute a material noncompliance with the Specifications for the purposes of this Agreement. A single noncompliance with the Specifications, if material, shall also constitute a material noncompliance under this subsection (b). After delivery of a Deliverable to MTI, MTI will have 60 days to test the Deliverable for material compliance with the Specifications and to report in writing to Center 7 any material noncompliance of the Deliverables with the Specifications. If no material noncompliance is reported by MTI in accordance with the foregoing, the Deliverables will be deemed accepted and in compliance with the Specifications. If a material noncompliance is reported to Center 7 in accordance with the foregoing, then Center 7 shall provide a plan for the correction of the material noncompliance and deliver the plan to MTI within five days of its notification. With the cooperation of MTI, Center 7 shall implement the plan for the correction of the material noncompliance within thirty (30) days and shall deliver the corrected Deliverable to MTI for re-testing by MTI and the foregoing provisions of this subsection (b) shall be repeated, except that the 60 days shall be the time for re-testing as provided below. Upon this delivery to MTI, MTI shall provide to Center 7 a plan and time schedule for re-testing of the Deliverable. The time for re-testing shall be reasonable, but will not exceed 60 days from the date of delivery. In the event such corrected Deliverable(s) are still in material noncompliance with the Specifications, MTI may, in its sole discretion , either (a) grant Center 7 a further fifteen (15) days (or such longer period as MTI may, in its sole discretion, decide) in which to correct any problems in such Deliverable; or (b) deem Center 7's failure to provide to MTI an acceptable Deliverable to be a default, and immediately terminate this Agreement without further opportunity to cure. MTI's exclusive remedy for noncompliance of the Deliverables with the Specifications shall be a correction of the noncompliance by Center 7. If Center 7 is unable to correct the noncompliance after a reasonable number of attempts, then the exclusive remedy shall be the liquidated damages specified in the applicable SOW for such failure. Center 7 shall have no liability for any immaterial noncompliance, except as expressly provided above.

SECTION 3 - PAYMENTS

        3.1 FEES. As full compensation for any Services performed by Center 7 pursuant to this Agreement and any applicable SOW, MTI shall pay to Center 7 the fees and other charges set forth in the Payment Schedule of the applicable SOW (see Appendix C). Payment of these fees and other charges entitles MTI to the Services specified in the applicable SOW. All payments to Center 7 under this Agreement shall be in United States of America dollars and are due within forty-five (45) days after MTI's receipt of Center 7's invoice. Upon termination of this Agreement (other than for Center 7's material breach), Center 7 shall be paid fees for Services performed, up to and including the effective date of such termination.

        3.2 EXPENSES. Each Party shall be responsible for its own expenses incurred, except that Center 7 shall be reimbursed by MTI for reasonable travel, lodging and meal expenses reasonably incurred in connection with Services or an SOW. If and to the extent a SOW indicates responsibility for certain expenses, the SOW shall govern.

        3.3 TAXES. Any sales, use and other taxes or government assessments or duties relating to this Agreement or to payments or Services to be rendered under this Agreement shall be paid by MTI. If any taxes are withheld from any payments to Center 7 under this Agreement, MTI must pay such taxes and ensure that Center 7 receives the full amount of all payments as stated in the Payment Schedule. This Section 3.3 does not apply to Center 7's federal or state taxes based upon its net income, or to any employment taxes as a result of Center 7 employing or contracting labor to perform duties under this Agreement.

        3.4 LATE PAYMENTS. Any amounts payable by MTI that are more than thirty
(30) days past the due date specified in Section 3.1 ("Late Payments") shall be subject to a finance charge of 1% per month until paid in full. In addition, the failure of MTI to pay any fees due within thirty (30) days after such fees are due shall constitute a material breach of this Agreement, which shall entitle Center 7, in its sole discretion, to (i) terminate the SOW(s) in accordance with
Section 6.2 and/or (ii) terminate, suspend, restrict or disable the Services or any portion thereof until MTI has made full payment of all fees and amounts currently owing, including finance charges and late charges. MTI shall pay Center 7 for any and all costs and expenses, including without limitation, attorneys' fees and court costs, incurred by Center 7 in collecting payments from MTI or in otherwise enforcing this Agreement.

SECTION 4 - CONFIDENTIALITY

        4.1 NONDISCLOSURE OF CONFIDENTIAL INFORMATION. Each Party acknowledges that it may have access to certain confidential information of the other Party concerning the other Party's business, plans, clients, technologies, products and other information held in confidence by the other Party ("Confidential Information"). Confidential Information includes all information in tangible or intangible form that is marked in writing as confidential or proprietary, or if disclosed orally or in other intangible form or in any form that is not so marked, that is identified as confidential at the time of such disclosure and summarized in writing and transmitted to the receiving Party within thirty (30) days of such disclosure. Each Party agrees that it will (a) not use in any way, for its own account or the account of any third party, except as expressly permitted by, or required to achieve the purposes of, this Agreement; (b) reproduce the other Party's Confidential Information only to the extent reasonably required to fulfill Center 7's obligations hereunder; (c) not disclose the other Party's Confidential Information to any third party (except as required by law or to that party's attorneys, accountants and other advisors as reasonably necessary and only after obtaining the disclosing party's express written consent on a case by case basis); (d) disclose the other Party's Confidential Information only to its employees and agents who have a need to know such Confidential Information, and who are each obligated by agreement to comply with confidentiality provisions no less restrictive than those set forth in this Agreement; and (e) take reasonable precautions to protect the confidentiality of such information, at least as stringent as it takes to protect its own Confidential Information, but in no event, less than reasonable care.

        4.2 EXCEPTIONS. Neither Party shall have any obligation under Section
4.1 above with respect to Confidential Information which is publicly known at the time of disclosure by the disclosing Party to the receiving Party or which is in the receiving Party's possession prior to disclosure by the disclosing Party, as demonstrated by the receiving party's contemporaneous written records. If through no fault of the receiving Party, any Confidential Information of the disclosing Party subsequently becomes public knowledge, then the receiving Party shall thereafter have no obligation under Section 4.1 with respect to such Confidential Information that has become publicly known. If any information is lawfully disclosed or licensed by a third party to a receiving Party under no duty of confidentiality, then Section 4.1 shall not restrict the receiving Party from making any use or disclosure thereof that is lawfully authorized by the third party. If any disclosure of Confidential Information is required by law, government regulation, or court order, the receiving Party must make reasonable efforts to give notice of such compelled disclosure to the disclosing Party (to the extent legally permissible) so that the disclosing Party may seek a protective order or take other protective action, and the receiving Party shall reasonably cooperate therewith.

        4.3 PRICING. MTI shall not disclose any of the pricing or fees under this Agreement or any SOW to any third party.

        4.4 DUE DILIGENCE DISCLOSURES. Disclosures prohibited by this Agreement may be made by a receiving Party to prospective investors, lenders, acquirers, underwriters, and others where a legitimate business need exists, but only for their bona fide due diligence purposes and only if they are also under an obligation of confidentiality at least as protective of the disclosing Party and its Confidential Information as the provisions of this Section 4.

        4.5 NONSOLICITATION. During the term of this Agreement and for a period of one (1) year after termination, neither Party shall solicit the employment of any employee of the other Party or knowingly induce any employee of the other party to terminate or breach an employment or contractual relationship with the other Party. This Section 4.5 does not prohibit a Party from hiring the other Party's employee if the other Party's employee first initiated discussions concerning employment or if the other Party has given consent. This Section 4.5 does not prohibit any general solicitation of employment or services in newspapers or other publications, on the Internet, or otherwise, where such general solicitation is not specifically directed at the other Party's employees.

SECTION 5 - INDEMNITIES AND DISCLAIMERS

        5.1 Indemnification by Center 7. Center 7 shall defend, indemnify and hold harmless MTI and its affiliates, successors and assigns (and its and their officers, directors, employees, sublicensees, customers and agents) from and against any and all claims, losses, liabilities, damages, settlements, expenses, and costs (including, without limitation, attorneys' fees and court costs) which arise out of or relate to (a) any third party claim or threat thereof that the Services, Work Product, or Deliverable (and the exercise of the rights granted herein with respect thereto) infringe, misappropriate or violate any patent, copyright, trademark, trade secret, publicity, privacy or other rights of any third party, or are defamatory or obscene.

        5.2 Indemnification by MTI. MTI shall defend, indemnify and hold harmless Center 7 from and against any and all claims, losses, liabilities, damages, settlements, expenses, and costs (including, without limitation, attorneys' fees and court costs) which arise out of or relate to (a) any third party claim or threat thereof that any technology, information, specifications, requirements, or other subject matter contributed or provided by MTI to a Deliverable or Center 7 (or its use or copying) infringe, misappropriate or violate any patent, copyright, trademark, trade secret, publicity, privacy or other rights of any third party, or are defamatory or obscene.

        5.3 Notice, Cooperation, Settlement. The indemnified party shall promptly notify the indemnifying party of any claim against the indemnified party arising under Section 5.1 or 5.2 ; provided, however, that the failure to give such notice shall not relieve the indemnifying party of its obligations under Section 5.1 or 5.2, except to the extent that the indemnifying party was actually and materially prejudiced by such failure. The indemnified party will allow the indemnifying party to control the defense and settlement of such claim, and the indemnified party will reasonably cooperate with the indemnifying party in connection with the defense and settlement of such claim. The indemnifying party may not settle any claim arising under Section 5.1 or 5.2 without the prior written approval of the indemnified party, which approval shall not be unreasonably withheld or delayed. The indemnified party may, at its option and expense, participate and appear on an equal footing with the indemnifying party in the defense of any claim arising under Section 5.1 or 5.2 that is conducted by the indemnifying party as set forth herein. From the date of written notice from MTI to Center 7 of any claims arising under Section 5.1, MTI shall have the right to withhold from any payments due Center 7 under this Agreement the amount of any defense costs, plus additional reasonable amounts, as security for Center 7's obligations under Section 5.1.

        5.4 If MTI is enjoined from continued use, copying or distribution of any infringing Deliverable or if Center 7 wishes to minimize its potential liability hereunder, Center 7 shall (at its expense and option): (a) obtain the right for MTI to continue to use, copy and distribute the infringing Deliverable as contemplated by this Agreement, (b) modify the infringing Deliverable to eliminate the infringement, (c) provide a substitute noninfringing, functionally equivalent Deliverable to MTI under this Agreement, or (d) offer to refund to MTI the applicable percentage of the amount paid under this Agreement for the infringing Deliverable (such refund to be a portion of the amount paid to Center 7 for the infringing Deliverable based on when the Deliverable was first delivered and prorated over a five year period - e.g., if first delivered two years previous to the refund, then the refund would be 60% of the amount paid). Center 7 shall have no obligation of indemnification or any liability if the infringement is based on or caused by: (a) any altered, changed or modified form of the Deliverable not made by Center 7 or at Center 7's direction, or (b) the Deliverable in combination with MTI's systems, equipment or products or anything not provided by Center 7 or at Center 7's direction, or (c) any misuse of the Deliverable or any use of the Deliverable in a manner not contemplated by the Deliverable's documentation, or (d) any use, copying or distribution of the Deliverable not permitted by this Agreement, or (e) any infringement attributable to any Deliverable that is not the then-most-current version or release of the Deliverable, if the most-current version or release of the Deliverable was offered by or available from Center 7 to MTI and the infringement could have been avoided by use of the then-most-current version or release of the Deliverable, or (f) any of the Specifications or any requirements specified or requested by MTI, or (g) any of the contributions, specifications, or requirements by or from MTI to or for the Deliverable.

SECTIONS 5.1 to 5.4 STATE THE PARTIES' ENTIRE LIABILITY AND OBLIGATION WITH RESPECT TO INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADE SECRETS OR ANY OTHER FORM OF INTELLECTUAL PROPERTY OR ANY OTHER INFRINGEMENT, MISAPPROPRIATION OR VIOLATION OF PRIVACY, PUBLICITY OR OTHER RIGHT OF A THIRD PARTY OR ANY CLAIM OF DEFAMATION OR OBSCENITY. As used herein, the term infringement is intended to include misappropriation when applied to trade secrets. Consequential damages, loss of profits, and other indirect damages suffered or incurred by the indemnified party are not recoverable from the indemnifying party under Sections
5.1 to 5.4 above.

        5.5 Warranties and Disclaimers.

        (a) Center 7 Warranty. Center 7 warrants to MTI that (i) the Deliverables, as and when delivered to MTI will be substantially in conformance with the Specifications set forth in the SOW and shall be free from material errors or other defects as determined by the Specifications, and if not, then
Section 2.5 (b) shall apply, (ii) Center 7 has the full power to enter into this Agreement and to perform its obligations hereunder, without the need for any consents, approvals or immunities not yet obtained; (iii) Center 7 has the right to grant the rights and assignments granted herein, without the need for any assignments, releases, consents, approvals, immunities or other rights not yet obtained and that it has not previously granted, and shall not grant, any rights in the Deliverables to any third party that are inconsistent with the rights granted to MTI herein; (iv) the Deliverables are original to Center 7 and do not infringe any copyright, patent, trade secret or other intellectual property or proprietary rights of any third party (Sections 5.1, 5.3 and 5.4 are the exclusive remedy for a breach of this warranty);; (v) Center 7's execution of and performance under this Agreement shall not breach any oral or written agreement with any third party or any obligation owed by Center 7 to any third party to keep any information or materials in confidence or in trust; (vi) the Services and Work Product (and the exercise of the rights granted herein with respect thereto) do not and shall not infringe, misappropriate or violate any patent, copyright, trademark, trade secret, publicity, privacy or other rights of any third party, and are not and shall not be defamatory or obscene (Sections 5.1, 5.3 and 5.4 are the exclusive remedy for a breach of this warranty); and
(vii) neither the Deliverables nor any element thereof at the time of delivery to MTI shall be subject to any restrictions or to any mortgages, liens, pledges, security interests, encumbrances or encroachments.

        (b) MTI warrants to Center 7 that it has the full right and authority to perform, and will abide by all laws, regulations, and other legal guidelines in performing, its obligations under this Agreement. MTI further warrants to Center 7 that (i) any technology, information, specifications, requirements, or other subject matter contributed or provided by MTI to a Deliverable or Center 7 (the "Contributions"), as and when delivered to will be substantially in conformance with any requirements set forth in the SOW and shall be free from material errors or other defects, (ii) MTI has the full power to enter into this Agreement and to perform its obligations hereunder, without the need for any consents, approvals or immunities not yet obtained; (iii) MTI 7 has the right to provide the Contributions without the need for any assignments, releases, consents, approvals, immunities or other rights not yet obtained and that it has not previously granted, and shall not grant, any rights in the Contributions to any third party that are inconsistent with this Agreement; (iv) the Contributions are original to MTI and do not infringe any copyright, patent, trade secret or other intellectual property or proprietary rights of any third party (Sections 5.2, 5.3 and 5.4 are the exclusive remedy for a breach of this warranty);; (v) MTI's execution of and performance under this Agreement shall not breach any oral or written agreement with any third party or any obligation owed by MTI to any third party to keep any information or materials in confidence or in trust; and (vi) neither the Contributions nor any element thereof at the time of delivery to Center 7 shall be subject to any restrictions or to any mortgages, liens, pledges, security interests, encumbrances or encroachments.

        (c) THE WARRANTIES SET FORTH IN THIS SECTION 5.5 ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED. WITHOUT LIMITATION, EACH PARTY SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

        5.6 LIMITATION ON LIABILITY. WITH THE EXCEPTIONS OF THE BREACH OF PARTIES' CONFIDENTIALITY OBLIGATIONS PURSUANT TO SECTION 4 AND THE INFRINGEMENT OF INTELLECTUAL PROPERTY, (A) IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR SPECIAL DAMAGES OF ANY KIND, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER LEGAL THEORY, AND REGARDLESS OF WHETHER EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH DAMAGES; AND (B) THE AGGREGATE LIABILITY OF EITHER PARTY RELATING TO OR ARISING FROM THIS AGREEMENT OR AN APPLICABLE SOW, FOR ANY AND ALL CAUSES OF ACTION, SHALL NOT EXCEED THE AMOUNT OF FEES ACTUALLY PAID BY MTI TO CENTER 7 UNDER THE APPLICABLE SOW. JUDGMENTS, AWARDS AND SETTLEMENTS PAYABLE UNDER SECTIONS 5.1 TO 5.4 ARE NOT LIMITED BY THIS SECTION 5.6.

SECTION 6 - TERM AND TERMINATION

        6.1 Term. The term of this Agreement shall commence on the Effective Date and continue for a period of one (1) year. The term of this Agreement shall renew for consecutive additional one (1) year periods on the same terms and conditions, unless earlier terminated as provided herein.

        Termination without Cause. MTI may terminate this Agreement for any reason upon at least sixty (60) days' prior written notice to Center 7 as provided herein. In such event, MTI must pay Center 7 all payments contemplated by all SOWs as if the Services and SOWs were successfully completed and all Specifications satisfied.

        Termination with Cause. Either party may terminate this Agreement at any time upon written notice in the event the other party breaches any of the material terms of this Agreement. A good faith dispute between the parties with respect to payments will not be considered a material breach, unless otherwise determined by a arbitration panel or a court of competent jurisdiction . Prior to any termination, however, the non-breaching party will notify the breaching party in writing of all outstanding deficiencies and/or complaints constituting the material breach, and the breaching party will have thirty (30) calendar days (the "Cure Period") to cure such deficiencies and/or complaints. If the breaching party cures all such deficiencies and/or complaints within the Cure Period, the material breach will be deemed corrected, and the non-breaching party shall not be entitled to terminate this Agreement based upon the material breach(es) contained in the notice.

        Effect of Termination. Upon the effective date of any termination of this Agreement, Center 7 shall immediately cease performing any Services under this Agreement. Termination of this Agreement by either party shall not act as a waiver of any breach of this Agreement and shall not act as a release of either party from any liability for breach of such party's obligations under this Agreement. Neither party shall be liable to the other for damages of any kind solely as a result of terminating this Agreement in accordance with its terms, and termination of this Agreement by a party shall be without prejudice to any other right or remedy of such party under this Agreement or applicable law.

        Delivery of Materials. Upon any termination or expiration of this Agreement, Center 7 shall promptly deliver all Deliverables (in their "as is" state at the time of termination or expiration) required to be provided hereunder. Acceptance, Specifications and warranties shall not apply where any early termination prejudices Center 7 with respect thereto.

        6.2 SURVIVAL. Any provisions of this Agreement, which are intended by their specific terms or by necessary implication, to survive the termination of this Agreement shall so survive. Neither party shall be liable to the other party for damages of any sort resulting solely from terminating this Agreement in accordance with its terms. Any licenses or sublicenses granted by MTI under this Agreement shall not be affected by any termination of this Agreement and shall remain in full force and effect. Upon termination or expiration of this Agreement, each party will deliver to the other party, all Confidential Information of the other Party, including any and all copies thereof, in its possession, unless the party is authorized to retain such Confidential Information pursuant to this Agreement.

SECTION 7 - GENERAL PROVISIONS

        7.1 ASSIGNMENT AND SUCCESSORS. This Agreement is not assignable or transferable, except that this Agreement may be assigned or transferred by either party to any third party who acquires substantially all of that party's assets. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

        7.2 GOVERNING LAW AND DISPUTE RESOLUTION.

        (a) [Intentionally deleted]

        (b) Without waiving any rights, the Parties agree to use commercially reasonable efforts to resolve between themselves any disputes arising under this Agreement (including any SOW). If the persons responsible for the day-to-day administration of this Agreement are unable to resolve the dispute, it shall be referred to successively higher executives within each company.

        (c) Except as provided below, in the event that the dispute cannot otherwise be settled by the management of the Parties after a good faith attempt and within sixty (60) days from the date the parties commenced the informal resolution process, the Parties agree to resolve such dispute by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association or its successor. In the event of any conflict between such rules and this Section, this Section shall govern. The Parties shall attempt to mutually agree upon a neutral arbitrator. If the Parties cannot reach such agreement, they shall request the American Arbitration Association or its successor to designate a neutral arbitrator. The arbitration shall be conducted in Las Vegas, Nevada. The institution of any arbitration proceeding hereunder shall not relieve any Party of its obligation to make undisputed payments under this Agreement. The decision by the arbitrator shall be binding and conclusive upon the Parties, their successors, assigns and trustees and they shall comply with such decision in good faith, and each Party hereby submits itself to the jurisdiction of the courts of the place where the arbitration is held, but only for the entry of judgment or for the enforcement of the decision of the arbitrator hereunder. Furthermore, judgment upon the award may be entered in any court having jurisdiction. Notwithstanding anything herein to the contrary, neither Party has any obligation to arbitrate any claims relating to the infringement or violation of its copyrights or other intellectual property. Such Party may assert such claims in any court of competent jurisdiction at any time.

        7.3 NOTICES. Any notice, request, demand, or other communication required or permitted hereunder shall be in writing, shall reference this Agreement and shall be deemed to be properly given: (a) when delivered personally; (b) when sent by facsimile, with written confirmation of receipt by the sending facsimile machine; (c) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or
(d) two (2) business days after deposit with a private industry express courier, with written confirmation of receipt. All notices shall be sent to the address set forth on the cover page of this Agreement and to the notice of the person executing this Agreement (or to such other address or person as may be designated by a party by giving written notice to the other party pursuant to this Section).

        7.4 EQUITABLE RELIEF. Each party acknowledges and agrees that, due to the unique and valuable nature of the Confidential Information and other proprietary information and materials of the other party, there can be no adequate remedy at law for any breach by such party of Section 4 ("Confidentiality"), that any such breach may result in irreparable harm to the non-breaching party for which monetary damages would be inadequate to compensate the non-breaching party, and that the non-breaching party shall have the right, in addition to any other rights available under applicable law, to obtain from any court of competent jurisdiction injunctive relief to restrain any breach or threatened breach of, or otherwise to specifically enforce, any covenant or obligation of such party under Section 4, without the necessity of posting any bond or security.

        7.4 SEVERABILITY. If the application of any provision of this Agreement to any particular facts or circumstances shall for any reason be held to be invalid, illegal or unenforceable by a court, arbitration panel or other tribunal of competent jurisdiction, then (a) the validity, legality and enforceability of such provision as applied to any other particular facts or circumstances, and the other provisions of this Agreement, shall not in any way be affected or impaired thereby and (b) such provision shall be enforced to the maximum extent possible so as to effect the intent of the parties. If, moreover, any provision contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with applicable law.

        7.5 FORCE MAJEURE. Except for obligations to make payment, neither Party shall be deemed in breach of this Agreement for any failure to perform an obligation where such failure is caused by an Act of God, labor dispute or shortage, any disruption in or failure of communications, equipment, software or the Internet, or any other circumstances or cause beyond the control of that Party.

        7.6 WAIVER. Any waiver under this Agreement must be in writing and any waiver of one event shall not be construed as a waiver of subsequent events.

        7.7 ATTORNEYS' FEES. In the event of any litigation or arbitration between the Parties relating to this Agreement or the Services or Resources, the prevailing Party shall be entitled to recover from the other Party all reasonable attorneys' fees and other reasonable costs incurred by the prevailing Party in connection therewith.

        7.8 CONSTRUCTION. This Agreement (including each SOW) represents the wording selected by the Parties to define their agreement and no rule of strict construction shall apply against either Party. This Agreement is written in, and shall be governed by, the English language.

        7.9 GOVERNMENT APPROVALS. If any special government approvals, permits, licenses, or other authorizations are necessary for the performance of the Services, then Center 7 shall obtain such approvals, permits, licenses, or other authorizations for the Parties at Center 7's expense, unless otherwise specified in an associated SOW.

        7.10 RELATIONSHIP. Neither Party is the partner, joint venturer, agent or representative of the other Party. Each Party is an independent contractor. There is no employment relationship between the Parties. Neither Party has the authority to make any representations or warranties or incur any obligations or liabilities on behalf of the other Party. Neither Party shall make any representation to a third party inconsistent with this Section 7.8. If or while there is joint ownership of both Center 7 and MTI, either side may make reference to this fact to third parties.

        7.11 SUBCONTRACTORS. Center 7 may subcontract Services or responsibilities to subcontractors, but this shall not excuse Center 7 from its obligations (i) to be the single point of contact for the Services and (ii) to ensure that the Services and Center 7's responsibilities are performed in accordance with this Agreement, even if its subcontractors fail to perform. Each Party will be solely responsible for instituting screening of its employees to ensure that each person who performs at the direction of such Party is either a U.S. citizen or alien authorized by the U.S. Immigration and Naturalization service to work in the United States.

        7.12 INSURANCE. During the Term of this Agreement, Center 7 shall procure and maintain, at its expense, at least the following types of insurance.

        COVERAGE                                LIMITS
(i)     Workers Compensation                    Statutory
(ii)    Employer's Liability                    $500,000 each occurrence
(iii)   Public Liability (bodily injury)        $1,000,000 combined single limit
(iv)    Public Liability (property damage)      $1,000,000 combined single limit
(v)     Automobile Liability                    $1,000,000 combined single limit

Center 7 agrees to furnish to MTI with insurance certificates, showing compliance with this Section. Such certificates shall contain a statement that the insurance carrier will not cancel or modify any or all of such insurance without giving the other party at least thirty (30) days prior written notice. Both parties shall be named as an additional insured party to the other party under the policies listed in items (iii) and (iv) above.

        7.13 ENTIRE AGREEMENT. This Agreement (which includes each applicable
SOW): (i) represents the entire agreement between the Parties relating to the subject matter of this Agreement, (ii) supersedes all prior purchase orders, agreements, understandings, representations and warranties applicable to the subject matter of this Agreement, and (iii) may only be amended, canceled or rescinded by a writing signed by both Parties. Any terms or conditions of any purchase order or other document submitted by either party in connection with any Services, which are in addition to, different from or inconsistent with the terms and conditions of this Agreement are not binding on the other party and are ineffective.

        7.14 EXECUTION. The persons signing below represent and warrant that they are duly authorized to execute this Agreement for and on behalf of the Party for whom they are signing. This Agreement may be executed (including, without limitation, by facsimile signature) in one or more counterparts, with the same effect as if the parties had signed the same document. Each counterpart so executed shall be deemed to be an original, and all such counterparts shall be construed together and shall constitute one Agreement.

Agreed to and accepted by:


MTI TECHNOLOGY CORPORATION ("MTI")

By (signature):       /s/ Paul W. Emery, II
                      ------------------------

Name (print):         Paul W. Emery, II

Title:                COO


CENTER 7, INC.  ("CENTER 7")

By (signature):       /s/ Niel Nickolaisen
                      ------------------------

Name (print):         Niel Nickolaisen
                      ------------------------

Title:                Chief Technology Officer
                      ------------------------

                                    EXHIBIT 1

                        GENERAL FORM OF STATEMENT OF WORK


--------------------------------------------------------------------------------

                                CENTER 7/INC.

C/7(TM)                         STATEMENT OF WORK UNDER THE MASTER SERVICES
                                DEVELOPMENT AGREEMENT


                                Confidential and Proprietary to Center 7
                                Unpublished Work - Copyright Center 7
                                All Rights Reserved

--------------------------------------------------------------------------------


                            STATEMENT OF WORK NO. ___
                               Date: _____________

        This Statement of Work (the "SOW") is entered into in accordance with the terms and conditions of the Master Services Development Agreement (Agreement No. ____) dated ____________, 2001 by and between MTI Technology Corporation ("MTI") and Center 7, Inc. ("Center 7"). In the event of any conflict between this SOW and the Master Services Development Agreement, this SOW shall govern. This Statement of Work includes the following attached Appendices:

        Appendix A:   Statement of Services
        Appendix B:   Resources
        Appendix C:   Payment Schedule
        Appendix D:   Contacts and Notices
        Appendix E:   Other Terms and Conditions

        This SOW, including the above referenced Appendices, is agreed to and accepted by MTI and Center 7:

Authorized Signatures:


-----------------------------------         ------------------------------------
For MTI                                     For Center 7